As filed with the Securities and Exchange Commission on August 13, 1999
                                                    Registration No. 333-



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------

                              KENNEDY-WILSON, INC.
             (Exact Name of Registrant as Specified in Its Charter)

            Delaware                                         95-4364537
  (State or Other Jurisdiction                            (I.R.S. Employer
of Incorporation or Organization)                       Identification No.)

                             9601 Wilshire Boulevard
                                    Suite 220
                      Beverly Hills, California 90210-5205
                                 (310) 887-6400
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

           Freeman A. Lyle                            With copy to:
       Chief Financial Officer                 Richard K. Smith, Jr., Esq.
 9601 Wilshire Boulevard, Suite 220                 White & Case LLP
Beverly Hills, California 90210-5205       633 West Fifth Street, Suite 1900
           (310) 887-6400                  Los Angeles California 90071-2007
 (Name, Address, Including Zip Code,                 (213) 620-7700
 and Telephone Number, Including Area
     Code, of Agent for Service)


         Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, check the following box. [X]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] Registration No. _______.

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities
Act  registration   statement  number  of  the  earlier  effective  registration statement for the same offering.  [  ] Registration  No. _______.

          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE
------------------------- ---------------------- ----------------------- ---------------------- ----------------------

    Title Of Shares           Amount To Be          Proposed Maximum       Proposed Maximum           Amount Of
    To Be Registered           Registered         Aggregate Price Per     Aggregate Offering      Registration Fee
                                                          Unit                 Price(1)
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Common Stock, par value
$.01 per share                   750,000                $8.531                $6,398,250            $1,778.71
------------------------- ---------------------- ----------------------- ---------------------- ----------------------

(1) Estimated solely for calculating the amount of the registration fee pursuant to Rule 457(c). The price and fee are based upon the average of the high and low sales prices of shares of common stock on August 11, 1999 as reported on The Nasdaq National Market.


The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                       Subject to Completion, Dated , 1999

PROSPECTUS
                                 750,000 SHARES

                                 KENNEDY-WILSON,
                                  INCORPORATED

                                  COMMON STOCK

Offering by the Selling Security Holders

o The selling security holders are offering for resale up to 750,000 shares of our common stock which they may acquire upon conversion of subordinated convertible debentures which we previously issued in the aggregate principal amount of $7,500,000.

o We expect that the selling security holders using this prospectus will sell the shares in ordinary brokers' transactions, transactions directly with market makers, privately negotiated sales or otherwise.

o We will not receive any of the proceeds from the offering of the shares with this prospectus, and the registration of the shares pursuant to this prospectus does not necessarily mean that any shares will be offered or sold.

--------------------------------------------------------------------------------
               Investing in our common stock involves risks. You
                   should carefully consider the risk factors
                   beginning on page 2 before purchasing our
                                 common stock.
--------------------------------------------------------------------------------

Offering Price

o The sale price of the shares offered with this prospectus will be determined by the selling security holders at the time of sale and may be based upon the market price of the shares, negotiated prices or by formula.

Our Common Shares

o The shares offered with this prospectus will be listed for trading under the trading symbol "KWIC" on The Nasdaq National Market.

o On August 12, 1999, the closing price of our common shares on the Nasdaq National Market was $8.531 per share.

Our Business

o We are an integrated, international real estate services and investment company.

o We offer a complementary array of real estate services including property management, asset management, leasing, brokerage and auctioning services.

o    We also invest as a principal in real estate and distressed note pools.


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. The selling security holders may not sell any shares until the registration statement of which this prospectus forms a part filed with the SEC is effective. This prospectus is neither an offer to sell securities nor a solicitation of an offer to buy securities in any state where the offer or sale is not permitted.

                      The date of this prospectus is , 1999

                              [Begin Inside Cover]

                              ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we have filed with the SEC using a "shelf" registration process. Under this shelf registration process, the selling security holders may, from time to time, sell their shares of our common stock, par value $0.01 per share, in one or more offerings. This prospectus provides you with a general description of our common stock. Please carefully read both this prospectus and any applicable prospectus supplement together with additional information described under the heading "Where You Can Find More Information and Incorporation by Reference."

     You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information that is different from what is contained in this prospectus. This prospectus does not constitute any offer to sell or a solicitation of an offer to buy any securities in any jurisdiction where it is unlawful to do so. You should not assume that the information contained in this prospectus is accurate as of any date other than its date, and neither the delivery of this prospectus nor the sale of securities hereunder shall create any implication to the contrary.

     In this prospectus, the "Company," "Kennedy-Wilson," "we," "us" and "our" refer to Kennedy-Wilson, Inc., a Delaware corporation, and its subsidiaries.

     Our principal executive offices are located at 9601 Wilshire Boulevard, Suite 220, Beverly Hills, California, 90210, and our telephone number is (310) 887-6400. You can reach our web site at http://www.kennedywilson.com.

                               [End Inside Cover]


                                  RISK FACTORS

     An investment in our common stock involves a number of risks. Before making an investment decision, you should carefully consider all of the risks described in this prospectus. If any of the risks discussed in this prospectus actually occur, our business, financial condition and results of operations could be materially adversely affected. If this were to occur, the trading price of our common stock could decline significantly and you may lose all or part of your investment.

     The risk factors described below are not the only ones we face. Additional risks and uncertainties not presently known to us may also impair our business operations.


We May Be Adversely Affected By A Downturn In Economic Conditions

     Our business is closely tied to real estate. Our economic performance, the value of our real estate and real estate secured notes, and our ability to implement our business strategies may be affected by changes in national and local economic conditions. The condition of the real estate markets in which we operate tends to be cyclical and related to the condition of the economy in the U.S. and Japan as a whole and to the perceptions of investors of the overall economic outlook. Rising interest rates, declining demand for real estate or periods of general economic slowdown or recession have had a direct negative impact on the real estate market in the past and a recurrence of these conditions in the U.S. or a deeper recession in Japan could result in a reduction in our revenues. In addition, the economic condition of each local market where we operate may be dependent on one or more industries. Our ability to vary our portfolio promptly in response to economic or other conditions is limited. Certain significant expenditures, such as debt service costs, real estate taxes, and operating and maintenance costs are generally not reduced when market conditions are poor. These factors would impede us from responding quickly to changes in the performance of our investments and could adversely impact our business, financial condition and results of operations. An economic recession could lead to:

     o a general decline in rents due to defaulting tenants or less favorable terms for renewed or new leases;

     o fewer purchases and sales of properties by clients, resulting in a decrease in property management fees, brokerage commissions and auction revenues;

     o a decline in actual and projected sale prices of our properties meaning lower returns on the properties in which we have invested;

     o higher interest rates, higher loan costs, less desirable loan terms and a reduction in the availability of mortgage loans and mezzanine financing which could limit our ability to acquire additional real estate assets; and

     o a decrease in the availability of lines of credit and other sources of capital used to purchase real estate investments and distressed notes.


Our Real Estate Investments Involve Risk Of Losses And Fluctuations In Operating Results

     We participate as a principal in real estate investments, and the timing of our purchases and sales of those investments could result in significant fluctuations in our net operating results and cash flow. We may experience one or more quarters without acquiring or disposing of real estate, which could have a material adverse effect on our business, financial condition and results of operations.

     There is the inherent possibility in all of our real estate investments that we will lose all or part of our investment. Moreover, in our joint ventures that invest in real estate, we may not be able to unilaterally decide the timing of the disposition of an investment, and as a result, may not control when and whether any gain will be realized or loss avoided. Our investments can also be diminished by:

     o civil unrest, acts of war and acts of God, including earthquakes, hurricanes and other natural disasters (which may result in uninsured or under insured losses);

     o the impact of present or future legislation here in the U.S. or in Japan (including environmental regulation, changes in laws concerning foreign ownership of property, changes in real estate tax rates, changes in zoning laws and laws requiring upgrades for disabled persons) and the cost of compliance with these types of legislation; and

     o liabilities relating to claims to the extent insurance is not available or is inadequate.

     Part of our investment strategy is to locate and acquire real estate assets that we believe are undervalued and to improve them to increase their resale value. We face risks arising from the acquisition of properties not yet fully developed or in need of substantial renovation or redevelopment, particularly the risk that we overestimate the value of the property and the risk that the cost or time to complete the renovation or redevelopment will exceed the budgeted amount. Such delays or cost overruns may arise from:

     o    shortages of materials or skilled labor;

     o    a change in the scope of the original project;

     o the difficulty in obtaining necessary zoning, land-use, environmental, building, occupancy and other governmental permits and authorizations;

     o the discovery of structural or other latent defects in the property once construction has commenced; and

     o    delays in obtaining tenants.

     Any failure to complete a redevelopment project in a timely manner and within budget or to sell or lease the project after completion could have a material adverse effect upon our business, results of operation and financial condition.

     We also have made and expect to continue to make or acquire mezzanine loans, which are loans that are secured by real property, but are subject to the interests of lenders who are senior to us. These mezzanine loans are considered to involve a high degree of risk compared to other types of loans secured by real property. This is due to a variety of factors, including that a foreclosure by the holder of the senior loan could result in our mezzanine loan becoming uncollectible. Accordingly, we may not recover the full amount, or any, of our investment in mezzanine loans. In addition, mezzanine loans may have higher loan to value ratios than conventional term loans.


We Will Be Subject To New Risks Resulting From Increased Japanese Operations

     One of our strategies for the future is to increase our operations and investments in Asia, particularly, in Japan. In furtherance of this strategy, we expect to commit additional resources to expand our sales and marketing activities in Japan and expand our service offerings and products in selected markets throughout Asia. If we are successful in implementing this strategy, the increased scope of our international operations may lead to more volatile financial results and difficulties in managing our businesses. This volatility and difficulty could be caused by, among other things, the following:

     o currency fluctuations, restrictions and problems relating to the repatriation of profits;

     o our relative inexperience in investing in Japanese real estate and loan pools;

     o    difficulties   and  costs  of  staffing  and  managing   international
          operations;

     o the burden of complying with multiple and potentially conflicting laws;

     o laws restricting foreign companies from conducting business and unexpected changes in regulatory requirements;

     o    the impact of different business cycles and economic instability;

     o    political instability and civil unrest;

     o greater difficulty in perfecting our security interests, collecting accounts receivable, foreclosing on security and protecting our interests as creditors in bankruptcies in certain geographic regions;

     o    potentially adverse tax consequences;

     o    share ownership restrictions on foreign operations;

     o    Japanese property and income taxes, tax withholdings and tariffs; and

     o geographic, time zone, language and cultural differences between personnel in different areas of the world.

     During 1997 and 1998, Japan and other parts of Asia were impacted by financial turmoil which was initially reflected in rapidly falling exchange rates relative to the U.S. Dollar. This led to falling stock prices and asset values in Asia and reduced economic growth prospects in Asia. Several property markets in Asia were affected by real estate developments that resulted in an oversupply of completed or partially completed space. Property prices fell along with prices of other investments and asset values.

     These events reduced Asian economic growth in 1998 and, as economic growth is generally a significant factor affecting property markets, demand for property in Asia is generally weaker than in prior years. Also important to a recovery in Asian property markets will be the adjustment to the current significant oversupply of space in many markets which is likely to take time to correct. The short-term outlook for real estate in Asia includes depressed rents and capital values. The length and severity of the downturn is likely to vary in different markets within the region. Our ability to realize profits from acquisitions of distressed notes and the subsequent sale of any real estate securing those notes may be materially adversely affected by a prolonged depression in the value of real estate in the region. Conversely, a strong Asian economy could reduce the availability of undervalued real estate and distressed note pools in Asia. This could adversely effect our operations in Japan. We cannot be sure that we will be successful with our Asian investments.


Our Revenues And Earnings May Be Affected By Foreign Currency Fluctuations

     Our revenues from non-U.S. operations have been primarily denominated in the local currency where the associated revenues were earned. Thus, we may experience significant fluctuations in revenues and earnings because of corresponding fluctuations in foreign currency exchange rates. To date, our foreign currency exposure has been limited to the Japanese Yen. As we increase our foreign operations, fluctuations in the value of the U.S. Dollar relative to the other currencies in which we may generate earnings could materially adversely affect our business, operating results and financial condition. Fluctuations in currencies relative to the U.S. Dollar may adversely impact period-to-period comparisons of our reported results of operations. Due to the constantly changing currency exposures to which we will be subject and the volatility of currency exchange rates, there can be no assurance that we will not experience currency losses in the future, nor can we predict the effect of exchange rate fluctuations upon future operating results. Our management may decide to use currency hedging instruments including foreign currency forward contracts, purchased currency options where applicable and borrowings in foreign currency. Economic risks associated with these hedging instruments include unexpected fluctuations in inflation rates impacting cash flow relative to paying down debt, and unexpected changes in the underlying net asset position. There can be no assurance that any hedging will be effective.


Our Joint Venture Activities Involve Unique Risks

     We have utilized joint ventures for large commercial investments and real estate developments. We plan to continue to acquire interests in additional limited and general partnerships, joint ventures and other enterprises
(collectively, "Joint Ventures") formed to own or develop real property or interests in real property or note pools. It is our strategy in Japan to invest primarily through Joint Ventures. We have acquired and may acquire minority interests in Joint Ventures and we may also acquire interests as a passive investor without rights to actively participate in management of the Joint Ventures. Investments in Joint Ventures involve additional risks, including the possibility that the other participants may become bankrupt or have economic or other business interests or goals which are inconsistent with our own, that we will not have the right or power to direct the management and policies of the Joint Ventures and that other participants may take action contrary to our instructions or requests and against our policies and objectives. Should a participant in a material Joint Venture act contrary to our interest, it could have a material adverse effect upon our business, results of operations and financial condition. Moreover, we cannot be certain that we will continue these investments, or that we can identify suitable Joint Venture partners and form new Joint Ventures in the future.


We May Incur Losses On Our Note Investments

     We purchase notes that are unsecured or secured by real or personal property. These notes are generally non-performing or sub-performing, and often are in default at the time of purchase. In general, the distressed notes we acquire are highly speculative investments and have a greater than normal risk of future defaults and delinquencies as compared to newly originated loans. Returns on loan investments depend on the borrower's ability to make required payments or, in the event of default, our security interests, if any, and our ability to foreclose and liquidate whatever property may be securing the note. We cannot be sure that we will be able to collect on a defaulted loan or foreclose on security successfully or in a timely fashion. There may also be instances when we are able to acquire title to an underlying property and sell it, but not make a profit on our investment.


Our Operating Results May Vary From Quarter To Quarter

     We have experienced a fluctuation in our financial performance from quarter to quarter due in part to the significance of revenues from the sales of our real estate to our overall performance. The timing of purchases and sales of our real estate investments has varied, and will continue to vary, widely from quarter to quarter, due to variability in market opportunities, changes in interest rates, and the overall demand for residential and commercial real estate, among other things. While these factors have contributed to our experiencing increased operating income and earnings in the fourth quarter in past years, there can be no assurance that we will continue to perform better in the fourth quarter.

     In addition, the timing and magnitude of brokerage commissions paid to us may vary widely from quarter to quarter depending upon overall activity in the general real estate market and the nature of our brokerage assignments, among other things.


The Real Estate Services And Investment Businesses Are Highly Competitive

     Real estate services and investment businesses are highly competitive. Our principal competitors include both large multinational companies and national and regional firms, such as Jones Lang LaSalle, Inc., Trammell Crow Company, CB Richard Ellis Services, Inc. and Insignia Financial Group. Most of these competitors have greater financial resources and a broader global presence than Kennedy-Wilson. We compete with these companies and others in the U.S. and to a limited extent, in Japan:

     o selling commercial and residential properties on behalf of customers through brokerage and auction services;

     o    leasing  and   property   management,   including   construction   and
          engineering services;

     o    purchasing   commercial  and  residential   properties,   as  well  as
          undeveloped land for our own account; and

     o    acquiring secured and unsecured distressed loans.

     Our property management operations must compete with a growing number of national firms seeking to expand market share. There can be no assurance that we will be able to continue to compete effectively, maintain current fee levels or arrangements, continue to purchase investment property profitably or not encounter increased competition.


We May Lose Property Management Agreements Or Client Relationships

     We are highly dependent on long-term client relationships and on revenues received for services under various property management and leasing agreements with third party owners of properties. A considerable amount of our revenues are derived from fees related to these agreements. A significant portion of our revenues earned for the management and leasing of properties relates to properties owned or asset managed by Heitman Capital Management Corporation. Prior to our acquisition of Heitman Properties, Ltd. in July 1998, now known as Kennedy-Wilson Properties Ltd., Heitman Properties, Ltd. and Heitman Capital Management Corporation were owned by the same company.

     Heitman Capital Management Corporation has sold certain of the properties that we, and our predecessor, Heitman Properties, Ltd., managed for Heitman Capital. We expect Heitman Capital to sell more of its properties in the future. Accordingly, the number of properties that we manage for Heitman Capital will probably decrease. Further, during the years prior to our acquisition of Heitman Properties, Heitman Properties experienced a decline in the total square footage of property under management, property management fees and leasing commissions. You should review the Heitman Properties' consolidated balance sheets and statement of operations contained in our prospectus dated May 12, 1999 for more information about Heitman Properties' financial condition and results of operations prior to our acquisition of that company.

     The majority of our property management agreements are cancelable prior to their expiration by the client for any reason on as little as 30 to 60 days' notice. These contracts also may not be renewed when their respective terms expire. We believe many of our clients will continue to use our services for their current holdings and will engage us for newly acquired properties. If, however, we fail to maintain existing relationships, fail to develop and maintain new client relationships or otherwise lose a substantial number of management agreements, we could experience a material adverse change in our business, financial condition and results of operations.

     Our property management fees are generally structured as a percentage of the revenues generated by the properties that we manage. Similarly, our leasing commissions typically are based on the value of the lease revenues commitments. As a result, our revenues are adversely affected by decreases in the performance of the properties we manage and declines in rental value. Property performance will depend upon our ability to attract and retain creditworthy tenants, our ability to control operating expenses (some of which are beyond our control), financial conditions generally and in the specific areas where properties are located and the condition of the real estate market generally.


The Growth Of Our Business Depends On Our Ability To Renew Leases Or Secure New Tenants

     A significant portion of our property management business involves facilitating the leasing of commercial space. In certain areas of operation, there may be inadequate commercial space to meet demand and there is a potential for a decline in the number of our overall lease and brokerage transactions. In areas where the supply of commercial space exceeds demand, we may not be able to renew leases or obtain new tenants for our owned and managed rental properties as leases expire. Moreover, the terms of new leases and renewals (including renovation costs or costs of concessions to tenants) may be less favorable than current leases. Our revenues may be adversely affected by the failure to promptly find tenants for substantial amounts of vacant space, if rental rates on new or renewal leases are significantly lower than expected, or if reserves for costs of re-leasing prove inadequate. We cannot be sure that we can continue to lease properties for our clients and for our own account in a profitable manner.

     Our ability to lease properties also depends on:

     o    the attractiveness of the properties to tenants;

     o    competition from other available space;

     o our ability to provide for adequate maintenance and insurance and to pay increased operating expenses which may not be passed through to tenants;

     o the availability of capital to periodically renovate, repair and maintain the properties, as well as for other operating expenses; and

     o    the existence of potential tenants desiring to lease the properties.


The Growth Of Our Business Depends On Our Ability To Integrate Acquisitions Into Our Existing Operations

     Acquisitions and expansion have been, and will continue to be, a significant component of our growth strategy for the future. In July, 1998, we acquired Heitman Properties, Ltd., a nationwide property management and leasing operation. In the first two quarters of 1999, we acquired Coastal Commercial
Real Estate Services, Inc. and Jones Lang Wootton California, Inc., two California-based property management firms. While maintaining our existing business lines, we intend to continue to pursue a sustained growth strategy by increasing revenues from existing clients, expanding the breadth of our service offerings, seeking selective co-investment opportunities and pursuing strategic acquisitions.

     Our ability to manage our growth will require us to effectively integrate new acquisitions into our existing operations while managing development of principal properties. We expect that significant growth in several business lines occurring simultaneously will place substantial demands on our managerial, administrative, operational and financial resources. Our future success and profitability will depend, in part, on our ability to attract, retain and motivate qualified managers and other personnel, and successfully implement enhancements to management and operating systems. In addition, expansion will likely require increased financing from third party lenders. We cannot be sure that we will be able to successfully manage all factors necessary for a successful expansion of our business. Moreover, our strategy of growth depends on the existence of and our ability to identify attractive and synergistic acquisition targets. The unavailability of suitable acquisition targets, or our inability to find them, may result in a decline in our business, financial condition and results of operations.


We Depend On Key Personnel Whose Continued Service Is Not Guaranteed

     Our continued success is dependent to a significant degree upon the efforts of certain senior executives. William McMorrow, our Chairman and Chief Executive Officer; Freeman Lyle, our Executive Vice President, Chief Financial Officer and Secretary; Lewis Halpert, our Executive Managing Director and the President of our Residential and Notes Groups; and Barry Schlesinger, the Chairman and Chief Executive Officer of Kennedy-Wilson Properties, Ltd., have each been essential to our business. In addition, Richard Mandel, the Managing Director and President of our Commercial Brokerage Division, has been key to real estate brokerage and investment activities in markets outside Los Angeles, including in Japan. Ryosuke Homma, President and Representative Director of our Japanese subsidiary, Kennedy-Wilson Japan, has been vital to our business in Japan. These executives have employment contracts with us that are renewable annually. The departure of all or any of these executives for whatever reason or the inability of all or any of them to continue to serve in their present capacities or our inability to attract and retain qualified personnel could have a material adverse effect upon our business, financial condition and results of operations.

     Each of these individuals has built a highly regarded reputation in the real estate industry. Each attracts business opportunities and assists us both in negotiations with lenders and potential joint venture partners and in the representation of large and institutional clients. If we lost their services, our relationships with lenders, joint venturers and clients would diminish significantly.

     In addition, our other officers have strong regional reputations and they aid us in attracting and identifying opportunities and negotiating for us and on behalf of our clients. In particular, we view the establishment and maintenance of strong relationships through these individuals as critical to our success in the Japanese market.

     As we continue to grow, our success will be largely dependent upon our ability to attract and retain qualified personnel in all areas of business. We cannot be sure that we will be able to continue to hire and retain a sufficient number of qualified personnel to support or keep pace with our planned growth.


Ownership Of Our Common Stock Is Concentrated In The Hands Of Directors And Officers

     Our directors and executive officers own a significant portion of our issued and outstanding shares of common stock. Accordingly, our directors and officers will have the power to influence substantially the election of all of the members of our Board of Directors and the outcome of most corporate actions requiring stockholder approval. Such voting control may prevent the approval of certain types of transactions, including a proposal by third parties to acquire us.


We Are Highly Dependent Upon California Operations

     We have a high concentration of our business activities in California. Consequently, our business, results of operations and financial condition are dependent upon general trends in the California economy and its real estate market. Although it is currently in a period of recovery, the California economy experienced a recession in the early 1990s that was accompanied by a sustained decline in the value of California real estate. Real estate market declines may become so severe that the market value of the properties securing loans may be significantly less than the outstanding balances of those loans, and real estate market declines may negatively affect our ability to sell our property at a profit. In addition, California historically has been vulnerable to certain natural disaster risks, such as earthquakes, floods, wild fires and erosion-caused mudslides. The existence of adverse economic conditions or the occurrence of natural disasters in California could have a material adverse effect on our business, financial condition and results of operations.


Our Use Of Debt To Finance Acquisitions Could Adversely Impact Our Results

     We have historically financed new acquisitions and property purchases with cash derived from secured and unsecured loans and lines of credit. For instance, we typically purchase real property with loans secured by a mortgage on the property acquired. We have also pledged shares of our property management subsidiary as collateral for the loan we used to finance the acquisition of that subsidiary. We anticipate continuing this trend. We do not have a policy limiting the amount of debt that we may incur. Accordingly, our management and Board of Directors have discretion to increase the amount of our outstanding debt at any time. We could become more highly leveraged, resulting in an increase in debt service costs that could adversely affect our results of operations and increase the risk of default on our debt.

     Much of our debt bears interest at variable rates. As a result, we are subject to fluctuating interest rates that may impact, adversely or otherwise, our results of operations and cash flows.

     We may be subject to risks normally associated with debt financing, including the risk that our cash flow will be insufficient to make required payments of principal and interest, and the risk that existing indebtedness on our properties will not be able to be refinanced or that the terms of available financing will not be as favorable as the terms of existing indebtedness. If we were unable to satisfy the obligations owed to any lender with a lien on one of our properties, the lender could foreclose on the real property or other assets securing the loan and we would lose that property or asset. The loss of any property or asset to foreclosure could have a material adverse effect on our business, financial condition and results of operations.


Our Operations May Be Adversely Affected By Year 2000 Issues

     Many computer systems and software products are coded to accept only two digit entries in the date code field. As a result, those computer programs and systems may recognize a date using "00" as the year 1900 rather than the year 2000. Significant uncertainty exists concerning the potential effects associated with these year 2000 issues.

     We rely upon our computer systems to conduct operations. Without the use of our computer systems, we would have difficulty processing transactions, paying invoices or engaging in similar normal business activities. We have implemented plans to review, test, remediate and upgrade or replace our existing computer systems to ensure that they are year 2000 compliant. If, however, we are unable to attract and retain qualified personnel who are able to detect and remediate any year 2000 problems, or to do so in a timely manner, or if the year 2000 problems are more costly than anticipated to remediate, there could be a material adverse effect on our business, financial condition and results of operations.

     There is also "embedded technology" in our core property systems. Embedded technology consists of micro-processing chips which are embedded in the workings of mechanical devices, for example, elevators, fire safety systems, air conditioning and heating, and keyless entry systems in the buildings we manage. If non-compliant embedded technology fails, it may cause our core property systems to fail. As a result, the building's tenants may be able to cancel leases, the owner may be subject to fines or penalties under terms of the leases and owners may be unable to compensate us for our services. These events could have a material adverse effect on our business, results of operations and financial condition. Additionally, although we are not aware of any threatened claims related to year 2000 issues, we may be subject to litigation from year 2000 claims. Adverse outcomes of any year 2000 litigation could have a material adverse effect on our business, financial condition and results of operations.

     Furthermore, if our suppliers have not successfully become year 2000 compliant, they may not be able to provide the services or deliver the products to us as currently provided and delivered. If our suppliers fail to become year 2000 compliant, there could be a material adverse effect on our business, operating results and financial condition. We would then have to try to contract with other suppliers with sufficient capacity to accommodate our needs. There can be no assurance that we would be able to contract with any new suppliers on acceptable terms, if at all.


We May Have Liabilities In Connection With Real Estate Brokerage And Property Management Activities

     As a licensed real estate broker, we, and our licensed employees, are subject to certain statutory due diligence, disclosure and standard-of-care obligations. Failure to fulfill these obligations could subject us or our employees to litigation from parties who purchased, sold or leased properties they brokered or managed. In addition, we may become subject to claims by participants in real estate sales claiming that we did not fulfill our statutory obligations as a broker.

     In our property management capacity, we hire and supervise third party contractors to provide construction and engineering services for our properties. While our role is limited to that of a supervisor, we cannot be sure that we will not be subjected to claims for construction defects or other similar actions. Adverse outcomes of property management litigation could have a material adverse effect on our business, financial condition and results of operations.


Our Properties May Subject Us To Potential Environmental Liability

     Under various federal, state and local laws, ordinances and regulations, a current or previous owner or operator of real estate may be liable for the clean up of hazardous or toxic substances and may be liable to a governmental entity or to third parties for property damage and for investigation and clean-up costs incurred by governmental entities or third parties in connection with the contamination. Such laws typically impose liability without regard to whether the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances, even when the contaminants were associated with previous owners or operators. The costs of investigation, remediation or removal of hazardous or toxic substances may be substantial, and the presence of those substances, or the failure to properly remediate those substances, may adversely affect the owner's or operator's ability to sell or rent the affected property or to borrow using the property as collateral. The presence of contamination at a property can impair the value of the property even if the contamination is migrating onto the property from an adjoining property. Additionally, the owner of a site may be subject to claims by parties who have no relation to the property based on damages and costs resulting from environmental contamination emanating from the site.

     In connection with the direct or indirect ownership, operation, management and development of real properties, we may be considered an owner or operator of those properties or as having arranged for the disposal or treatment of hazardous or toxic substances. Therefore, we may be potentially liable for removal or remediation costs.

     Certain federal, state and local laws, regulations and ordinances also govern the removal, encapsulation or disturbance of asbestos-containing materials during construction, remodeling, renovation or demolition of a building. Such laws may impose liability for release of asbestos-containing materials, and third parties may seek recovery from owners or operators of real properties for personal injuries associated with asbestos-containing materials. We may be potentially liable for those costs for properties that we own. In the past, we have been required to remove asbestos from certain buildings that we own. There can be no assurance that in the future we will not be required to remove asbestos from our buildings or incur other substantial costs of environmental remediation.

     Before consummating the acquisition of a particular piece of property, it is our policy to retain independent environmental consultants to conduct a thorough environmental review of the property to check for contaminants, including performing a Phase I environmental review. These assessments have included, among other things, a visual inspection of the properties and the surrounding area and a review of relevant federal, state and historical documents. To date, the assessments we have had done have not revealed any environmental liability that we believe would have a material adverse effect on our business, assets or results of operations as a whole, nor are we aware of any material environmental liability of the types described. Nevertheless, it is possible that the assessments we commissioned do not reveal all environmental liabilities or that there are material environmental liabilities of which we are currently unaware. There can be no assurance that future laws, ordinances or regulations will not impose any material environmental liability or that the current environmental condition of our properties will not be affected by tenants, by the condition of land or operations in the vicinity of those properties, or by third parties unrelated to us. We believe that our properties are in substantial compliance in all material respects with all federal, state and local laws, ordinances and regulations regarding hazardous or toxic substances. We have not been notified by any governmental authority, and are not otherwise aware of any material noncompliance, liability or claim relating to hazardous or toxic substances in connection with any of our properties. There can be no assurance that federal, state and local agencies or private plaintiffs will not bring these types of actions in the future, or that those actions, if adversely resolved would not have a material adverse effect on our business, financial condition and results of operations.


We May Incur Unanticipated Expenses Relating To Laws Benefiting Disabled Persons

     The Americans with Disabilities Act (the "ADA") generally requires that public accommodations such as hotels and office buildings be accessible to disabled people. We believe that our properties are in substantial compliance with the ADA and that we will not be required to make substantial capital expenditures to address the requirements of the ADA. If, however, our properties were not in compliance with the ADA, the U.S. federal government could fine us or private litigants could be awarded money damages against us. If we are required to make substantial alterations to one or more of our properties, our results of operations could be materially adversely affected.


We Have Insurance Coverage Limitations

     We carry comprehensive general liability coverage and umbrella coverage on all of our properties of which we own more than 50% with limits of liability which we deem adequate and appropriate under the circumstances (subject to deductibles) to insure against liability claims and provide for the cost of legal defense. There are, however, certain types of extraordinary losses that may be either uninsurable, or that are not generally insured because it is not economically feasible to insure against those losses. Should any uninsured loss occur, we could lose our investment in, and anticipated revenues from, a property, which loss or losses could have a material adverse effect on our operations. Currently, we also insure some of our properties for loss caused by earthquake in levels we deem appropriate and, where we believe necessary, for loss caused by flood. We cannot be sure that the occurrence of an earthquake, flood or other natural disaster will not have a materially adverse effect on our business, financial condition and results of operations.


We Are Subject To Certain Anti-Takeover Effects Under Delaware Law

     Because we are a Delaware corporation, management and board of directors could utilize certain provisions of the Delaware code to make it more difficult for a third party to acquire control of our company, even if the change of control would be beneficial to our stockholders. These provisions include a classified, staggered Board of Directors, the inability of stockholders to take action by written consent without a meeting, the inability of the stockholders to call for a special meeting of stockholders, the inability to remove directors without cause and a requirement that certain business combinations be approved by the holders of 66 2/3% of the common stock. This could discourage potential takeover attempts which may adversely affect the market price of our common stock.

Our Stock Price May Be Volatile

     Since the beginning of 1997 the market price of our common stock has fluctuated from a low of $1.77 to a high of $13.37 and may be subject to fluctuations in the future. Factors contributing to these fluctuations may include:

     o the announcement of new acquisitions or renovation projects by use or our competitors;

     o quarterly variations in our operating results or the operating results of our competitors; and

     o changes in earnings (losses) or other estimates by analysts or reported results that vary from those estimates.

     Furthermore, stock markets have experienced significant price and volume fluctuations which could affect the market price of our common stock which may be unrelated to our operating performance. Investors may be unable to resell their shares of our common stock at or above the offering price. in the past, companies that have experienced volatility in the market price of their stock have been the object of securities class action litigation. If anyone brings a lawsuit of this type against us, it could result in substantial costs and a diversion of management's attention and our resources.

                                   THE COMPANY

     We are an integrated, international real estate services and investment company. Through our seven principal U.S. offices and our office in Tokyo, we deliver a range of professional real estate services to a well-established institutional client base. These services include property management and leasing services and traditional brokerage and auction marketing services. In addition, we invest for our own account in, and manage on behalf of other investors, real estate and note pool investments.


                            SELLING SECURITY HOLDERS

     On April 26, 1999, we issued and sold 6% subordinated convertible debentures in the original aggregate principal amount of $7,500,000 to Cahill, Warnock Strategic Partners Fund, L.P. and Strategic Associates, L.P. pursuant to a Convertible Debenture Purchase Agreement dated as of April 15, 1999. The debentures mature on April 15, 2006. The holders of the debentures may convert their debentures at any time prior to maturity into common stock at a conversion price of $10.00 per share, subject to adjustment after the date of this prospectus as provided in the Purchase Agreement. If the selling security holders choose to exercise their conversion rights in full with respect to all the debentures, they may acquire, and resell with this prospectus, up to 750,000 shares of common stock. As used in this prospectus, the term "selling security holders" includes assignees, transferees and distributees of selling security holders permitted by the Registration Rights Agreement referred to in the section titled "PLAN OF DISTRIBUTION."

     Because the debentures may be transferred by the current holders, we are unable to provide information with respect to the identity of the selling security holders or their relationship with us at this time. In addition, since a selling security holder may sell all or part of the common stock offered with this prospectus, we cannot estimate the number or percentage of common stock each such selling security holder will hold upon completion of any offering made hereby. We will include such information in supplements to this prospectus.


                              PLAN OF DISTRIBUTION

     The shares covered by this prospectus may be offered and sold from time to time by the selling security holders. The selling security holders may sell the shares of common stock in one or more transactions in the over-the-counter market, on The Nasdaq National Market or other exchange on which the shares may be listed, including block trades or ordinary broker's transactions, or in privately negotiated transactions, through the writing of options on the shares or a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Alternatively, the shares may be offered to or through underwriters, brokers or dealers who may act solely as agents, or who may acquire shares as principals. The distribution of the shares through such persons may be effected in one or more transactions that may take place in the over-the-counter market, on The Nasdaq National Market or other exchange on which the shares may be listed, including block trades or ordinary broker's transactions, or through privately negotiated transactions or sales to one or more brokers or dealers for resale of such securities as principals, or otherwise at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The selling security holders may pay usual and customary or specifically negotiated brokerage fees or commissions in connection with such sales. In connection with such sales, the selling security holders and any participating brokers or dealers may be deemed "underwriters" as such term is defined in the Securities Act of 1933 and the commissions paid or discounts allowed to any of such underwriters, brokers, dealers or agents, in addition to any profits received on resale of the shares if any such underwriters, brokers, dealers or agents should purchase any shares as a principal, may be deemed to be underwriting discounts or commissions under the Securities Act of 1933.

     In order to comply with the securities laws of certain states, if applicable, the shares may only be sold in such jurisdictions through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

     The selling security holders may be subject to the anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 which apply to sales of shares in the market and to the activities of the selling security holders and their affiliates. We will make copies of this prospectus, with any supplements or amendments, available to the selling security holders for delivery to purchasers at or prior to the time of any sale of the shares offered herewith. The selling security holders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against liabilities resulting therefrom. Among these liabilities for which indemnification may be provided are those arising under the Securities Act of 1933.

     In connection with distributions of the shares or otherwise, the selling security holders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with a hedging transaction, broker-dealers or other financial institutions may engage in short sales of the shares in the course of hedging the positions they assume with selling security holders. The selling security holders may also sell the shares short and deliver the shares offered hereby to close out such short positions. The selling security holders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered hereby, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus, as supplemented or amended to reflect such transaction. The selling security holders may also loan or pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution may effect sales of the pledged shares pursuant to this prospectus, as supplemented or amended to reflect such transaction. In addition, any shares that qualify for sale pursuant to Rule 144 may, at the option of the holder thereof, be sold under Rule 144 rather than pursuant to this prospectus.

     Pursuant to a Registration Rights Agreement dated as of April 15, 1999 among us, Cahill Warnock Strategic Partners Fund, L.P. and Strategic Associates, L.P., we have agreed to indemnify the selling security holders against certain liabilities, including certain liabilities under the Securities Act of 1933. We have also agreed to pay the expenses of registering all of the shares of common stock offered hereby under the Securities Act of 1933, including all registration, filing and exchange listing fees, blue sky expenses, fees of counsel and accountants, fees of the NASD, transfer taxes, if any, transfer agent fees and underwriters' fees customarily paid by issuers (excluding underwriting discounts and commissions). The Registration Rights Agreement requires us to maintain the effectiveness of the registration statement, as amended or supplemented from time to time, relating to this prospectus until the earlier of:

     o The date on which all of the shares offered by this prospectus are resold by the selling security holders; and

     o    April 26, 2001.

     We intend to de-register the shares covered by this prospectus which are not sold by the selling security holders within the above time frame.


                                 USE OF PROCEEDS

     The selling security holders will receive all of the proceeds from the sale of the common stock offered with this prospectus. We will not receive any of the proceeds from the sale of common stock with this prospectus.


                                  LEGAL MATTERS

     The validity of the common stock offered with this prospectus will be passed upon for the Company by White & Case LLP, Los Angeles, California.


                                     EXPERTS

     The consolidated financial statements of Kennedy-Wilson, Inc. and related financial statement schedules incorporated in this prospectus by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1998 and the Company's filing on Form 8-K/A dated September 30, 1998, which includes the financial statements of Heitman Properties Ltd., also incorporated by reference, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports which are incorporated herein by this reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in auditing and accounting.

                       WHERE YOU CAN FIND MORE INFORMATION
                         AND INCORPORATION BY REFERENCE

     We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy, upon payment of a fee set by the SEC, any document that we file with the SEC at any of its public reference rooms in Washington, D.C. (450 Fifth Street, N.W. Washington, D.C. 20549), New York, New York (Seven World Trade Center,13th Floor, Suite 1300, New York, New York 10048) or Chicago, Illinois (Citicorp Center, 500 West Madison Street, 14th Floor, Suite 1400, Chicago, Illinois 60661). You may call the SEC at 1-800-432-0330 for more information on the public reference rooms. Our filings are also available to the public on the Internet through the SEC's web site at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" into this prospectus information from the documents filed with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in this prospectus, and information that we file later with the SEC which automatically updates and/or supersedes such information. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about our company, including information concerning its financial performance.

     o Our Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

     o Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1999.

     o    Our Current Report on Form 8-K/A dated September 30, 1998.

     o Our prospectus filed pursuant to Rule 424(b)(4) under the Securities Act of 1933 dated May 12, 1999.

     o The description of our common stock contained in our Registration Statement on Form 8-A, filed July 17, 1992, which registers the shares under Section 12(b) of the Securities Exchange Act of 1934, including any subsequent amendment or any report filed for the purpose of updating such description.

     o Any additional documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the earlier of the following dates:

          o The date on which all of the shares offered by this prospectus are resold by the selling security holders; and

          o    April 26, 2001.

     This prospectus is part of a registration statement on Form S-3 which we have filed with the SEC. As permitted by SEC rules, this prospectus does not contain all of the information contained in the registration statement and accompanying exhibits and schedules filed with the SEC. You may refer to the registration statement, the exhibits and schedules for more information about us and our shares. The registration statement, exhibits and schedules are also available at the SEC's public reference rooms or through its web site on the Internet. This prospectus is qualified in its entirety by such other information.

You may obtain a copy of these filings at no cost upon oral or written request to Kennedy-Wilson, Inc., 9601 Wilshire Boulevard, Beverly Hills, California 90210-5205, (310) 887-6400, Attention: Freeman A. Lyle.

                CAUTIONARY NOTE ABOUT FORWARD-LOOKING STATEMENTS

     Certain statements contained in this prospectus may constitute "forward-looking statements" within the meaning of the federal securities laws. Forward-looking statements are statements containing a projection of revenues, income (loss), earnings (loss), capital expenditures, dividends, capital structure or other financial terms or our plans and objectives for future operations.

     The forward-looking statements in this prospectus are based on our management's beliefs, assumptions, and expectations of our future economic performance, taking into account the information currently available to them. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause our actual results, performance or financial condition to be materially different from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. Some of the important factors that could cause our actual results, performance or financial condition to differ materially from our expectations are:

     o general volatility of the capital markets and the market price of our common shares;

     o changes in the real estate market, interest rates or the general economy of the markets in which we operate;

     o our ability to identify and complete acquisitions and successfully integrate businesses we acquire;

     o    our ability to employ and retain qualified employees;

     o our ability, and the ability of our significant vendors, suppliers and customers, to achieve Year 2000 compliance;

     o changes in government regulations that are applicable to our regulated brokerage and property management businesses;

     o    changes in the demand for our services;

     o    degree and nature of our competition; and

     o the other factors referenced in this prospectus, including, without limitation, under the caption "Risk Factors".

     When used in our documents or oral presentations, the words "plan," "believe," "anticipate," "estimate," "expect," "objective," "projection," "forecast," "goal," or similar words are intended to identify forward-looking statements. We qualify any and all of our forward-looking statements entirely by these cautionary factors.

      ====================================  ====================================


            -------------------------

        o  We have not authorized  anyone
           to give  you  any  information
           that    differs    from    the
           information       in      this            750,000 COMMON SHARES
           prospectus.   If  you  receive
           any   different   information,
           you should not rely on it.

        o  The     delivery     of    this
           prospectus  shall   not,  under
           any   circumstances,  create an
           implication that KENNEDY-WILSON,
           INC. is operating under the same
           conditions    that    it   was
           operating   under   when  this
           prospectus  was  written.   Do          KENNEDY-WILSON
           not     assume     that    the
           information  contained in this                 INCORPORATED
           prospectus  is  correct at any
           time past the date indicated.


        o  This   prospectus  does    not
           constitute  an  offer to  sell,
           or the solicitation of an offer
           to buy,  any  securities  other
           than the securities to which it
           relates.

        o  This   prospectus   does   not
           constitute  an  offer to sell,         ----------------------
           or  the   solicitation  of  an                PROSPECTUS
           offer to buy,  the  securities         ----------------------
           to  which  it  relates  in any
           circumstances  in  which  such
           offer   or   solicitation   is
           unlawful.

            -------------------------

               Table of Contents

                                      Page
        About This Prospectus......
        The Company.....................
        Risk Factors....................           DATED August __, 1999
        Plan Of Distribution............
        Selling Security Holders........
        Use Of Proceeds.................
        Legal Matters...................
        Experts.........................
        Where You Can Find More
         Information
         And Incorporation By Reference.
        Cautionary Note About
         Forward-Looking
         Statements.....................
      ===================================== ====================================

                                     PART II


                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth those expenses to be incurred by Kennedy-Wilson, Inc. (the "Registrant") in connection with the issuance and distribution of the common stock being registered. All amounts shown except the SEC filing fee are estimates.


      Item                                                 Amount
      ----                                                 ------
      SEC filing fee...............................      $  1,779
      Accountants' fees and expenses...............         4,000
      Legal fees and expenses......................        15,000
      Miscellaneous expenses.......................           500

           Total...................................      $ 21,279
                                                         =========



ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article XII of the Registrant's Certificate of Incorporation provides that the Registrant shall, to the fullest extent permitted by the Delaware General Corporation Law (as amended from time to time, the "Delaware Law"), indemnify each director and officer, present or former, of the Registrant whom it may indemnify pursuant to the Delaware Law, including certain liabilities under the Securities Act of 1933, as amended (the "Securities Act"). Section 145 of the Delaware Law authorizes a corporation to indemnify its directors and officers in terms sufficiently broad to permit such indemnification (including reimbursement of expenses incurred) under certain circumstances for liabilities under the Securities Act.

     Section 145 of the Delaware Law provides that in the case of any action other than one by or in the right of the corporation, a corporation may indemnify any person who was or is a party, or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in such capacity on behalf of another corporation or enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Section 145 of the Delaware Law further provides that in the case of an action by or in the right of a corporation to procure a judgment in its favor, a corporation may indemnify any person who was or is a party, or is threatened to be made a party to any action or suit by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is was serving at the request of the corporation in such capacity on behalf of another corporation or enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under standards similar to those set forth in the preceding paragraph, except that no indemnification may be made in respect of any action or claim as to which such person shall have been adjudged to be liable to the corporation, unless a court determines that such person is fairly and reasonably entitled to indemnification.

     In addition, Article XII of the Registrant's Certificate of Incorporation provides that a director of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law,
(iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, and (iv) for any transaction from which the director derives an improper personal benefit. The effect of the provision of the Registrant's Certificate of Incorporation is to eliminate the rights of the Registrant and its stockholders (through stockholders' derivative suits on behalf of the Registrant) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (iv) above. This provision does not limit or eliminate the rights of the Registrant or any stockholder to seek nonmonetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. Furthermore, Section 7.01 of Article VII of the Registrant's Bylaws provides that the Registrant may indemnify, in addition to its directors and officers, employees and agents against losses incurred by any such person by reason of the fact that such person was acting in such capacity to the fullest extent authorized by the Delaware Law.

     The Registrant currently maintains directors' and officers' liability insurance. The policy insures directors and officers for liabilities incurred in connection with or on behalf of the Registrant, except for losses incurred on account of certain specified liabilities, including losses from matters which may be deemed uninsurable under the law pursuant to which the policy shall be construed.

     Prior to incorporating in Delaware in 1992, the predecessor company of the Registrant operated as a California S corporation. At the time of the termination of such predecessor company's S corporation status in 1992, the Registrant agreed to indemnify its former shareholders for certain federal and state tax liabilities incurred by them as a result of a final determination of an adjustment to the tax returns of the predecessor company or former shareholders for the 1992 tax year.


ITEM 16. EXHIBITS.

     The following exhibits are filed with this Registration Statement or incorporated by reference into this Registration Statement by reference:


Exhibit                   Description

4.1 Description of the Registrant's common stock in Article V of the Registrant's Certificate of Incorporation (Filed as Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the year ending December 31, 1998 and incorporated herein by this reference).

4.2  Description  of rights  of  holders  of the  Registrant's  common  stock in
     Article II of the Registrant's By-Laws (Filed as Exhibit 3.2 to the Registrant's 1992 Registration Statement on Form S-1 (Registration No. 33-46978) and incorporated herein by this reference).

4.3 Form of common stock Certificate (Filed as Exhibit 4.1 to the Registrant's 1992 Registration Statement on Form S-1 (Registration No. 33-46978) and incorporated herein by this reference).

5*   Opinion of White & Case LLP regarding legality.

10.1 Convertible Debenture Purchase Agreement dated as of April 15, 1999 among the Registrant, William McMorrow, Lewis Halpert, Cahill, Warnock Strategic Partners Fund, L.P. and Strategic Associates, L.P. (Filed as Exhibit
     10.31.1 to the Registrant's 1999 Registration Statement on Form S-1 (Registration No. 333-74391) and incorporated herein by this reference).

10.2 Registration Rights Agreement dated as of April 15, 1999 among the Registrant, Cahill, Warnock Strategic Partners Fund, L.P. and Strategic
     Associates, L.P. (Filed as Exhibit 10.31.2 to the Registrant's 1999 Registration Statement on Form S-1 (Registration No. 333-74391) and incorporated herein by this reference).

10.3 Form of Convertible Subordinated Notes issued by the Registrant to Cahill, Warnock Strategic Partners Fund, L.P. and Strategic Associates, L.P. on April 26, 1999 (Filed as Exhibit 10.31.3 to the Registrant's 1999 Registration Statement on Form S-1 (Registration No. 333-74391) and incorporated herein by this reference).

23.1* Consent of Deloitte & Touche, LLP, independent accountants.

23.2 Consent of White & Case LLP, counsel (included in Exhibit 5).

24 Power of Attorney (included on the signature page to this Registration Statement).

----------------
*  Filed herewith.


ITEM 17. UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

     (1) To file, during the period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or Rule 497(h) under the Securities Act shall have been deemed to be part of this Registration Statement as of the time it was declared effective.

     (6) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beverly Hills, State of California on this 13th day of August, 1999.

                                     KENNEDY-WILSON, INC.



                                     By: /s/ William J. McMorrow
                                        --------------------------------
                                              William J. McMorrow
                                        Chairman of the Board of Directors and
                                             Chief Executive Officer
                                          (Principal Executive Officer)


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints William J. McMorrow and Freeman A. Lyle, and each or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be executed in one or more counterparts.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     Signature                                 Title                          Date


/s/ William J. McMorrow
------------------------------------             Chairman of the Board of                 August 13, 1999
     William J. McMorrow                            Directors and Chief Executive
                                                    Officer
                                                    (Principal Executive Officer)

/s/ Freeman A. Lyle
-------------------------------------             Executive Vice President, Chief         August 13, 1999
     Freeman A. Lyle                                Financial Officer and Secretary
                                                    (Principal Financial
                                                    and Accounting Officer)

/s/ Lewis A. Halpert
-------------------------------------             Executive Managing Director             August 13, 1999
     Lewis A. Halpert                               and Director


-------------------------------------             Managing Director and Director          August __, 1999
     Richard A. Mandel


/s/ Barry S. Schlesinger
-------------------------------------             Director and President of               August 13, 1999
     Barry S. Schlesinger                           Kennedy-Wilson Properties Ltd.


/s/ Donald B. Prell
-------------------------------------             Director                                August 13, 1999
     Donald B. Prell


-------------------------------------             Director                                August __, 1999
     Kent Y. Mouton


-------------------------------------             Director                                August __, 1999
     Thomas J. Barrack, Jr.

                                INDEX TO EXHIBITS


Exhibit                                   Description

4.1 Description of the Registrant's common stock in Article V of the Registrant's Certificate of Incorporation (Filed as Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the year ending December 31, 1998 and incorporated herein by this reference).

4.2  Description  of rights  of  holders  of the  Registrant's  common  stock in
     Article II of the Registrant's By-Laws (Filed as Exhibit 3.2 to the Registrant's 1992 Registration Statement on Form S-1 (Registration No. 33-46978) and incorporated herein by this reference).

4.3 Form of common stock Certificate (Filed as Exhibit 4.1 to the Registrant's 1992 Registration Statement on Form S-1 (Registration No. 33-46978) and incorporated herein by this reference).

5*   Opinion of White & Case LLP regarding legality.

10.1 Convertible Debenture Purchase Agreement dated as of April 15, 1999 among the Registrant, William McMorrow, Lewis Halpert, Cahill, Warnock Strategic Partners Fund, L.P. and Strategic Associates, L.P. (Filed as Exhibit
     10.31.1 to the Registrant's 1999 Registration Statement on Form S-1 (Registration No. 333-74391) and incorporated herein by this reference).

10.2 Registration Rights Agreement dated as of April 15, 1999 among the Registrant, Cahill, Warnock Strategic Partners Fund, L.P. and Strategic
     Associates, L.P. (Filed as Exhibit 10.31.2 to the Registrant's 1999 Registration Statement on Form S-1 (Registration No. 333-74391) and incorporated herein by this reference).

10.3 Form of Convertible Subordinated Notes issued by the Registrant to Cahill, Warnock Strategic Partners Fund, L.P. and Strategic Associates, L.P. on April 26, 1999 (Filed as Exhibit 10.31.3 to the Registrant's 1999 Registration Statement on Form S-1 (Registration No. 333-74391) and incorporated herein by this reference).

23.1* Consent of Deloitte & Touche, LLP, independent accountants.

23.2 Consent of White & Case LLP, counsel (included in Exhibit 5).

24 Power of Attorney (included on the signature page to this Registration Statement).

----------------
*  Filed herewith.